THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

March 30, 2015

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by American Depositary Receipts for Ordinary Shares of

Samson Oil and Gas Limited

(Form F-6 File No. 333-166374)

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change to the form of receipt for Samson Oil and Gas Limited. The change is effective March 30, 2015.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with the revised ratio for Samson Oil and Gas Limited.

The Prospectus has been revised to include the new ratio of each one (1) American Depositary Share representing Two Hundred (200) deposited Shares.

Please contact me with any questions or comments at 212 815-8162.

Arlene Villareal

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)